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For Immediate Release

GILEAD SCIENCES ANNOUNCES SECOND QUARTER 2018 FINANCIAL RESULTS

- Product Sales of $5.5 billion -
- Diluted EPS of $1.39 per share -
- Non-GAAP Diluted EPS of $1.91 per share -
- Revised Full Year 2018 Guidance for Non-GAAP Effective Tax Rate -

Foster City, CA, July 25, 2018 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the second quarter ended June 30, 2018. The financial results that follow represent a year-over-year comparison of the second quarter 2018 to the second quarter 2017. Total revenues were $5.6 billion in 2018 compared to $7.1 billion in 2017. Net income was $1.8 billion or $1.39 per diluted share in 2018 compared to $3.1 billion or $2.33 per diluted share in 2017. Non-GAAP net income was $2.5 billion or $1.91 per diluted share in 2018 compared to $3.4 billion or $2.56 per diluted share in 2017. Non-GAAP diluted EPS in the second quarter of 2018 benefited $0.15 from a favorable settlement of a tax examination.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except per share amounts)	2018	2017	2018	2017
Product sales	$5,540	$7,046	$10,541	$13,423
Royalty, contract and other revenues	108	95	195	223
Total revenues	$5,648	$7,141	$10,736	$13,646

Net income attributable to Gilead	$1,817	$3,073	$3,355	$5,775
Non-GAAP net income	$2,494	$3,372	$4,452	$6,321

Diluted earnings per share	$1.39	$2.33	$2.55	$4.38
Non-GAAP diluted earnings per share	$1.91	$2.56	$3.39	$4.79
Product Sales
Total product sales for the second quarter of 2018 were $5.5 billion compared to $7.0 billion for the same period in 2017. Product sales for the second quarter of 2018 were $4.1 billion in the United States, $1.0 billion in Europe and $466 million in other locations. Product sales for the second quarter of 2017 were $5.0 billion in the United States, $1.4 billion in Europe and $665 million in other locations.
___________________________________
Note: Non-GAAP financial information excludes acquisition-related, up-front collaboration, stock-based compensation and other expenses, fair value adjustments of marketable equity securities and measurement period adjustments relating to the enactment of the 2017 Tax Cuts and Jobs Act (Tax Reform). A reconciliation between GAAP and non-GAAP financial information is provided in the tables on page 8, 9 and 10.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone (650) 574-3000 facsimile (650) 578-9264

July 25, 2018	2

•
HIV product sales(1) were $3.7 billion for the second quarter of 2018 compared to $3.2 billion for the same period in 2017. The increase was primarily due to the continued uptake of products containing emtricitabine (FTC) and tenofovir alafenamide (TAF), which include Biktarvy® (bictegravir 50 mg/emtricitabine 200 mg/tenofovir alafenamide 25 mg), Descovy® (emtricitabine 200 mg/tenofovir alafenamide 25 mg), Genvoya® (elvitegravir 150 mg/cobicistat 150 mg/emtricitabine 200 mg/tenofovir alafenamide 10 mg) and Odefsey® (emtricitabine 200 mg/rilpivirine 25 mg/tenofovir alafenamide 25 mg).

•
Chronic hepatitis C (HCV) product sales, which consist of Epclusa® (sofosbuvir 400 mg/velpatasvir 100 mg), Harvoni® (ledipasvir 90 mg/sofosbuvir 400 mg), Vosevi® (sofosbuvir 400 mg/velpatasvir 100 mg/voxilaprevir 100 mg) and Sovaldi® (sofosbuvir 400 mg), were $1.0 billion for the second quarter of 2018 compared to $2.9 billion for the same period in 2017. The decline was primarily due to lower sales of Harvoni, Epclusa and Sovaldi across all major markets as a result of increased competition.

•	Yescarta® (axicabtagene ciloleucel), which was launched in the United States in October 2017, generated $68 million in sales during the second quarter of 2018.

•
Other product sales, which include products from Gilead’s chronic hepatitis B (HBV), cardiovascular, oncology and other categories inclusive of Vemlidy® (tenofovir alafenamide), Viread® (tenofovir disoproxil fumarate), Letairis® (ambrisentan), Ranexa® (ranolazine), Zydelig® (idelalisib) and AmBisome® (amphotericin B liposome for injection), were $807 million for the second quarter of 2018 compared to $932 million for the same period in 2017.

Operating Expenses

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2018	2017	2018	2017
Research and development expenses (R&D)	$1,192	$864	$2,129	$1,795
Non-GAAP R&D expenses	$921	$812	$1,735	$1,701

Selling, general and administrative expenses (SG&A)	$980	$897	$1,977	$1,747
Non-GAAP SG&A expenses	$840	$827	$1,724	$1,634

During the second quarter of 2018, compared to the same period in 2017:

•
R&D expenses increased primarily due to up-front collaboration expenses related to Gilead’s collaboration agreement with Sangamo Therapeutics, Inc., expense associated with Gilead’s purchase of a U.S. Food and Drug Administration (FDA) Priority Review Voucher and stock-based compensation expenses associated with Gilead’s acquisition of Kite Pharma, Inc. (Kite).

•	Non-GAAP R&D expenses increased primarily due to expense associated with Gilead’s purchase of an FDA Priority Review Voucher.

•
SG&A expenses increased primarily due to stock-based compensation expenses associated with Gilead’s acquisition of Kite and higher costs to support the growth of Gilead’s business following the acquisition of Kite.

•	Non-GAAP SG&A expenses increased primarily due to higher costs to support the growth of Gilead’s business following the acquisition of Kite.

___________________________________

(1)	Excludes sales of Viread as Viread is primarily used for treatment of chronic hepatitis B (HBV).

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July 25, 2018	3

Effective Tax Rate
The effective tax rate and non-GAAP effective tax rate in the second quarter of 2018 were 12.8% and 13.4% compared to 24.3% and 22.8% in the first quarter of 2018, respectively. The effective tax rate and non-GAAP effective tax rate were lower in the second quarter of 2018 primarily due to a favorable settlement of a tax examination. For the full year 2018, Gilead has revised its non-GAAP effective tax rate to be in the range of 19.0% - 21.0%.
Gilead is unable to project potential measurement period adjustments during 2018 relating to Tax Reform. As a result, Gilead is unable to project an effective tax rate on a GAAP basis.
Cash, Cash Equivalents and Marketable Securities
As of June 30, 2018, Gilead had $31.7 billion of cash, cash equivalents and marketable securities compared to $32.1 billion as of March 31, 2018. During the second quarter of 2018, Gilead generated $1.6 billion in operating cash flow, including tax-related payments of $1.5 billion, and also paid cash dividends of $740 million and utilized $450 million on stock repurchases.
Revised Full Year 2018 Guidance
Gilead revised its full year 2018 guidance, initially provided on February 6, 2018:

(In millions, except percentages and per share amounts)	Initially Provided February 6, 2018 Reiterated May 1, 2018	Updated July 25, 2018
Net Product Sales	$20,000 - $21,000	$20,000 - $21,000
Non-GAAP
Product Gross Margin	85% - 87%	85% - 87%
R&D Expenses	$3,400 - $3,600	$3,400 - $3,600
SG&A Expenses	$3,400 - $3,600	$3,400 - $3,600
Effective Tax Rate	21.0% - 23.0%	19.0% - 21.0%
Diluted EPS Impact of Acquisition-related, Up-front Collaboration, Stock-based Compensation and Other Expenses	$1.41 - $1.51	$1.50 - $1.60

Corporate Highlights

•
Announced the promotion of Andrew Dickinson to Executive Vice President, Corporate Development and Strategy, with responsibility for Gilead’s corporate development, alliance management, competitive intelligence and corporate strategy and planning functions. Martin Silverstein, Executive Vice President, Strategy, has decided to leave Gilead at the end of August.

•	Announced that Harish M. Manwani has been appointed to Gilead’s Board of Directors.
Product and Pipeline Updates announced by Gilead during the Second Quarter of 2018 include:
HIV and Liver Diseases Programs

•	Announced that the European Commission has granted Marketing Authorization for Biktarvy for the treatment of HIV-1 infection.

•
Announced a research collaboration and license agreement with Hookipa Biotech AG (Hookipa) that grants Gilead exclusive rights to Hookipa’s TheraT® and Vaxwave® arenavirus vector-based immunization technologies for HBV and HIV.

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July 25, 2018	4

•
Announced that the China Drug Administration (CDA) has approved Epclusa for the treatment of adults with genotype 1-6 HCV infection. The CDA also approved Epclusa in combination with ribavirin for adults with HCV and decompensated cirrhosis.

•	Announced that FDA has approved Truvada®- in combination with safer sex practices - to reduce the risk of sexually acquired HIV-1 in at-risk adolescents.

•	Presented data at The International Liver Congress™ 2018, which included the announcement of:

◦
The completion of enrollment, ahead of schedule, of STELLAR-3 and STELLAR-4, two ongoing Phase 3 trials evaluating the apoptosis signal-regulating kinase 1 inhibitor selonsertib in patients with F3 and F4 stages of fibrosis due to nonalcoholic steatohepatitis (NASH).

◦
Results from a proof-of-concept study of investigational combination therapies for patients with NASH, combining selonsertib with either the Acetyl-CoA carboxylase inhibitor GS-0976 or the selective, non-steroidal Farnesoid X receptor agonist GS-9674. Based on this 12-week study, these combination therapies were well tolerated and offered additional benefits for improving NASH by reducing liver fat content, liver cell injury and fibrosis. Gilead has initiated a larger 350-patient Phase 2b study of combinations of selonsertib, GS-0976 or GS-9674 in patients with advanced fibrosis due to NASH.

◦
Results from two studies utilizing machine learning techniques which suggest that noninvasive tests perform as effectively as liver biopsy for predicting clinical outcomes in patients with advanced fibrosis due to NASH.

Oncology and Cell Therapy Programs

•
Announced that the European Medicines Agency’s Committee for Medicinal Products for Human Use has issued a positive opinion on Gilead’s Marketing Authorization Application for Yescarta as a treatment for adult patients with relapsed or refractory diffuse large B‑cell lymphoma and primary mediastinal large B‑cell lymphoma, after two or more lines of systemic therapy.

•	Presented data at the 2018 American Society of Clinical Oncologists Annual Meeting, which included the announcement of:

◦
Results from an ongoing Phase 1 study conducted by the National Cancer Institute showing that clinical responses were observed with investigational T cell receptor cell therapy targeting human papillomavirus (HPV) type 16 E7 in solid tumor cancers caused by HPV.

◦
Analyses of the ZUMA-1 study of Yescarta in adult patients with refractory large B-cell lymphoma showing that response status may predict rates of progression-free survival and that treatment responses were consistent across prior lines of therapy.

◦
An analysis of the ZUMA-3 study evaluating investigational KTE-C19 for the treatment of adult patients with relapsed or refractory acute lymphoblastic leukemia showed that patients experienced manageable safety and encouraging efficacy irrespective of prior blinatumomab use.

•
Announced new worldwide facilities to advance manufacturing of cell therapies for people with cancer and a new cooperative research and development agreement with the National Cancer Institute to develop adoptive cell therapies targeting patient-specific tumor neoantigens.

Inflammation Programs

•
Announced that the randomized, placebo-controlled Phase 2 EQUATOR study of filgotinib, an investigational, selective JAK1 inhibitor, in 131 adults with moderate to severe psoriatic arthritis, achieved its primary endpoint of improvement in the signs and symptoms of psoriatic arthritis at week 16, as assessed by the American College of Rheumatology 20 percent improvement score.

•
Announced that an independent Data Monitoring Committee (DMC) conducted a planned interim futility analysis of the filgotinib Phase 2b/3 ulcerative colitis study, SELECTION, after 350 patients completed the induction period in the Phase 2b portion of the study. The DMC recommended that the study proceed into

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July 25, 2018	5

Phase 3 as planned at both the 100 mg and 200 mg once daily dose level in biologic-experienced and biologic-naïve patients.

•
Announced a scientific collaboration with Verily Life Sciences LLC (Verily), an Alphabet company, using Verily’s Immunoscape platform to identify and better understand the immunological basis of three common and serious inflammatory diseases: rheumatoid arthritis, inflammatory bowel disease and lupus-related diseases.

Non-GAAP Financial Information
The information presented in this document has been prepared by Gilead in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 8, 9 and 10.
Conference Call
At 5:00 p.m. Eastern Time today, Gilead’s management will host a conference call and a simultaneous webcast to discuss results from its second quarter 2018 and a general business update. To access the webcast live via the internet, please connect to the company’s website at www.gilead.com/investors 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call (877) 359-9508 (U.S.) or (224) 357-2393 (international) and dial the conference ID 8988927 to access the call.
A replay of the webcast will be archived on the company’s website for one year and a phone replay will be available approximately two hours following the call through July 27, 2018. To access the phone replay, please call (855) 859-2056 (U.S.) or (404) 537-3406 (international) and dial the conference ID 8988927.
About Gilead Sciences
Gilead Sciences, Inc. is a research-based biopharmaceutical company that discovers, develops and commercializes innovative medicines in areas of unmet medical need. The company strives to transform and simplify care for people with life-threatening illnesses around the world. Gilead has operations in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead’s ability to achieve its anticipated full year 2018 financial results; Gilead’s ability to sustain growth in revenues for its antiviral and other programs; the risk that private and public payers may be reluctant to provide, or continue to provide, coverage or reimbursement for new products, including Vosevi, Yescarta, Epclusa, Biktarvy and Vemlidy; austerity measures in European countries that may increase the amount of discount required on Gilead’s products; an increase in discounts, chargebacks and rebates due to ongoing contracts and future negotiations with commercial and government payers; a larger than anticipated shift in payer mix to more highly discounted payer segments and geographic regions and decreases in treatment duration; availability of funding for state AIDS Drug Assistance Programs (ADAPs); continued fluctuations in ADAP purchases driven by federal and state grant cycles which may not mirror patient demand and may cause fluctuations in Gilead’s earnings; market share and price erosion caused by the introduction of generic versions of Viread and Truvada, an uncertain global macroeconomic environment;

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July 25, 2018	6

and potential amendments to the Affordable Care Act or other government action that could have the effect of lowering prices or reducing the number of insured patients; Gilead’s ability to initiate clinical trials in its currently anticipated timeframes; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead’s earnings; Gilead’s ability to develop products utilizing Hookipa’s TheraT and Vaxwave arenavirus vector-based immunization technologies; Gilead’s ability to utilize Verily’s Immunoscape platform to identify and better understand certain inflammatory diseases; Gilead’s ability to successfully manufacture cell therapies at its new worldwide facilities; Gilead’s ability to submit new drug applications for new product candidates in the timelines currently anticipated; Gilead’s ability to receive regulatory approvals in a timely manner or at all, for new and current products, including Yescarta in the European Union; Gilead’s ability to successfully commercialize its products, including Biktarvy and Yescarta; the risk that physicians and patients may not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products; safety and efficacy data from clinical studies may not warrant further development of Gilead’s product candidates, including selonsertib, including in combination with GS-9674 or GS-0976, KTE-C19 and filgotinib; Gilead’s ability to pay dividends or complete its share repurchase program due to changes in its stock price, corporate or other market conditions; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on Gilead’s future revenues and pre-tax earnings; and other risks identified from time to time in Gilead’s reports filed with the U.S. Securities and Exchange Commission (the SEC). In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter ended June 30, 2018 are not necessarily indicative of operating results for any future periods. You are urged to consider statements that include the words may, will, would, could, should, might, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its press releases, Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, AMBISOME®, AXI-CELTM, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPSERA®, LETAIRIS®, ODEFSEY®, RANEXA®, SOVALDI®, STRIBILD®, TRUVADA®, TYBOST®, VEMLIDY®, VIREAD®, VOLIBRIS®, VOSEVI®, YESCARTA® and ZYDELIG®.
ATRIPLA® is a registered trademark of Gilead Sciences, LLC. LEXISCAN® is a registered trademark of Astellas U.S. LLC. MACUGEN® is a registered trademark of Eyetech, Inc. SYMTUZA® is a registered trademark of Janssen Sciences Ireland UC (Janssen). TAMIFLU® is a registered trademark of Hoffmann-La Roche Inc.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

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July 25, 2018	7

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues:
Product sales	$5,540	$7,046	$10,541	$13,423
Royalty, contract and other revenues	108	95	195	223
Total revenues	5,648	7,141	10,736	13,646
Costs and expenses:
Cost of goods sold	1,196	1,126	2,197	2,083
Research and development expenses	1,192	864	2,129	1,795
Selling, general and administrative expenses	980	897	1,977	1,747
Total costs and expenses	3,368	2,887	6,303	5,625
Income from operations	2,280	4,254	4,433	8,021
Interest expense	(266)	(269)	(556)	(530)
Other income (expense), net	72	130	242	241
Income before provision for income taxes	2,086	4,115	4,119	7,732
Provision for income taxes	267	1,046	761	1,964
Net income	1,819	3,069	3,358	5,768
Net income (loss) attributable to noncontrolling interest	2	(4)	3	(7)
Net income attributable to Gilead	$1,817	$3,073	$3,355	$5,775

Net income per share attributable to Gilead common stockholders - basic	$1.40	$2.35	$2.58	$4.42
Shares used in per share calculation - basic	1,298	1,307	1,302	1,307
Net income per share attributable to Gilead common stockholders - diluted	$1.39	$2.33	$2.55	$4.38
Shares used in per share calculation - diluted	1,308	1,317	1,314	1,319
Cash dividends declared per share	$0.57	$0.52	$1.14	$1.04

July 25, 2018	8

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,196	$1,126	$2,197	$2,083
Acquisition-related – amortization of purchased intangibles	(300)	(210)	(601)	(420)
Stock-based compensation expenses(1)	(21)	(4)	(34)	(8)
Other(2)	—	(20)	—	(20)
Non-GAAP cost of goods sold	$875	$892	$1,562	$1,635
Product gross margin reconciliation:
GAAP product gross margin	78.4%	84.0%	79.2%	84.5%
Acquisition-related – amortization of purchased intangibles	5.4%	3.0%	5.7%	3.1%
Stock-based compensation expenses(1)	0.4%	—%	0.3%	—%
Other(2)	—%	0.3%	—%	0.1%
Non-GAAP product gross margin(4)	84.2%	87.3%	85.2%	87.8%
Research and development expenses reconciliation:
GAAP research and development expenses	$1,192	$864	$2,129	$1,795
Up-front collaboration expenses	(160)	—	(160)	—
Acquisition-related – other costs	(9)	—	(25)	—
Stock-based compensation expenses(1)	(102)	(47)	(205)	(89)
Other(2)	—	(5)	(4)	(5)
Non-GAAP research and development expenses	$921	$812	$1,735	$1,701
Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$980	$897	$1,977	$1,747
Acquisition-related – other costs	(9)	—	(15)	—
Stock-based compensation expenses(1)	(129)	(51)	(233)	(94)
Other(2)	(2)	(19)	(5)	(19)
Non-GAAP selling, general and administrative expenses	$840	$827	$1,724	$1,634
Operating margin reconciliation:
GAAP operating margin	40.4%	59.6%	41.3%	58.8%
Up-front collaboration expenses	2.8%	—%	1.5%	—%
Acquisition-related – amortization of purchased intangibles	5.3%	2.9%	5.6%	3.1%
Acquisition-related – other costs	0.3%	—%	0.4%	—%
Stock-based compensation expenses(1)	4.5%	1.4%	4.4%	1.4%
Other(2)	—%	0.6%	0.1%	0.3%
Non-GAAP operating margin(4)	53.3%	64.6%	53.2%	63.6%
Other income (expense), net reconciliation:
GAAP other income (expense), net	$72	$130	$242	$241
Unrealized losses from marketable equity securities(3)	64	—	19	—
Non-GAAP other income (expense), net	$136	$130	$261	$241
Notes:
(1) Stock-based compensation expenses for the three and six months ended June 30, 2018 include $141 million and $260 million associated with Gilead’s acquisition of Kite, respectively
(2) Amounts represent restructuring, contingent consideration and/or other individually insignificant amounts
(3)     Amounts represent fair value adjustments of marketable equity securities recorded in Other income (expense), net, on Gilead’s Condensed Consolidated Statements of Income as a result of the adoption of Accounting Standards Update No. 2016-01 “Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities” in 2018

(4) Amounts may not sum due to rounding

July 25, 2018	9

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Effective tax rate reconciliation:
GAAP effective tax rate	12.8%	25.4%	18.5%	25.4%
Up-front collaboration expenses	0.7%	—%	0.1%	—%
Acquisition-related – amortization of purchased intangibles	(0.8)%	(1.1)%	(1.5)%	(1.1)%
Acquisition-related – other costs	0.1%	—%	—%	—%
Stock-based compensation expenses(1)	0.7%	0.5%	0.5%	0.5%
Unrealized losses from marketable equity securities(3)	(0.4)%	—%	(0.1)%	—%
Tax Reform adjustments	0.5%	—%	0.2%	—%
Other(2)	—%	(0.1)%	—%	(0.1)%
Non-GAAP effective tax rate(4)	13.4%	24.7%	17.8%	24.7%
Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$1,817	$3,073	$3,355	$5,775
Up-front collaboration expenses	125	—	125	—
Acquisition-related – amortization of purchased intangibles	281	202	562	404
Acquisition-related – other costs	14	—	32	—
Stock-based compensation expenses(1)	202	61	362	106
Unrealized losses from marketable equity securities(3)	63	—	18	—
Tax Reform adjustments	(10)	—	(10)	—
Other(2)	2	36	8	36
Non-GAAP net income attributable to Gilead	$2,494	$3,372	$4,452	$6,321
Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$1.39	$2.33	$2.55	$4.38
Up-front collaboration expenses	0.10	—	0.10	—
Acquisition-related – amortization of purchased intangibles	0.21	0.15	0.43	0.31
Acquisition-related – other costs	0.01	—	0.02	—
Stock-based compensation expenses(1)	0.15	0.05	0.28	0.08
Unrealized losses from marketable equity securities(3)	0.05	—	0.01	—
Tax Reform adjustments	(0.01)	—	(0.01)	—
Other(2)	—	0.03	0.01	0.03
Non-GAAP diluted earnings per share(4)	$1.91	$2.56	$3.39	$4.79
Non-GAAP adjustment summary:
Cost of goods sold adjustments	$321	$234	$635	$448
Research and development expenses adjustments	271	52	394	94
Selling, general and administrative expenses adjustments	140	70	253	113
Other income (expense), net adjustment	64	—	19	—
Total non-GAAP adjustments before tax	796	356	1,301	655
Income tax effect	(109)	(57)	(194)	(109)
Tax Reform adjustments	(10)	—	(10)	—
Total non-GAAP adjustments after tax	$677	$299	$1,097	$546
Notes:
(1) Stock-based compensation expenses for the three and six months ended June 30, 2018 include $141 million and $260 million associated with Gilead’s acquisition of Kite, respectively
(2) Amounts represent restructuring, contingent consideration and/or other individually insignificant amounts
(3)     Amounts represent fair value adjustments of marketable equity securities recorded in Other income (expense), net, on Gilead’s Condensed Consolidated Statements of Income as a result of the adoption of Accounting Standards Update No. 2016-01 “Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities” in 2018

(4) Amounts may not sum due to rounding

July 25, 2018	10

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2018 FULL YEAR GUIDANCE
(unaudited)
(in millions, except percentages and per share amounts)

	Initially Provided February 6, 2018 Reiterated May 1, 2018	Updated July 25, 2018
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	78% - 80%	78% - 80%
Acquisition-related expenses	7% - 7%	7% - 7%
Non-GAAP projected product gross margin(1)	85% - 87%	85% - 87%
Projected research and development expenses GAAP to non-GAAP reconciliation:
GAAP projected research and development expenses	$3,785 - $4,050	$3,965 - $4,260
Stock-based compensation expenses(2)	(315) - (350)	(365) - (400)
Acquisition-related expenses / up-front collaboration expenses	(70) - (100)	(200) - (260)
Non-GAAP projected research and development expenses	$3,400 - $3,600	$3,400 - $3,600
Projected selling, general and administrative expenses GAAP to non-GAAP reconciliation:
GAAP projected selling, general and administrative expenses	$3,865 - $4,110	$3,835 - $4,080
Stock-based compensation expenses(2)	(425) - (450)	(395) - (420)
Acquisition-related – other costs	(40) - (60)	(40) - (60)
Non-GAAP projected selling, general and administrative expenses	$3,400 - $3,600	$3,400 - $3,600
Projected diluted EPS impact of acquisition-related, up-front collaboration, stock-based compensation and other expenses(3):
Stock-based compensation expenses(2)	$0.50 - $0.56	$0.50 - $0.54
Acquisition-related expenses / up-front collaboration expenses	$0.91 - $0.95	$1.00 - $1.06
Projected diluted EPS impact of acquisition-related, up-front collaboration, stock-based compensation and other expenses(3)	$1.41 - $1.51	$1.50 - $1.60
Notes:
(1) Stock-based compensation expenses have a less than one percent impact on non-GAAP projected product gross margin
(2) Includes stock-based compensation expenses associated with Gilead’s acquisition of Kite
(3)     Excludes fair value adjustments of marketable equity securities, as Gilead is unable to project future fair value adjustments, and measurement period adjustments during 2018 relating to Tax Reform. Gilead is unable to project an effective tax rate on a GAAP basis

July 25, 2018	11

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	June 30,	December 31,
	2018	2017

Cash, cash equivalents and marketable securities	$31,656	$36,694
Accounts receivable, net	3,541	3,851
Inventories	859	801
Property, plant and equipment, net	3,659	3,295
Intangible assets, net	16,496	17,100
Goodwill	4,124	4,159
Other assets	5,020	4,383
Total assets	$65,355	$70,283

Current liabilities	$10,912	$11,635
Long-term liabilities	32,709	38,147
Stockholders’ equity(1)	21,734	20,501
Total liabilities and stockholders’ equity	$65,355	$70,283

Note:
(1) As of June 30, 2018, there were 1,296 million shares of common stock issued and outstanding

July 25, 2018	12

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Atripla – U.S.	$274	$334	$502	$650
Atripla – Europe	39	86	90	180
Atripla – Other International	36	55	71	97
	349	475	663	927

Biktarvy – U.S.	183	—	218	—
Biktarvy – Europe	2	—	2	—
Biktarvy – Other International	—	—	—	—
	185	—	220	—

Complera / Eviplera – U.S.	82	112	149	224
Complera / Eviplera – Europe	103	127	212	252
Complera / Eviplera – Other International	14	15	28	31
	199	254	389	507

Descovy – U.S.	311	232	585	441
Descovy – Europe	78	47	153	84
Descovy – Other International	14	7	26	12
	403	286	764	537

Genvoya – U.S.	904	710	1,757	1,379
Genvoya – Europe	207	125	393	212
Genvoya – Other International	49	22	92	35
	1,160	857	2,242	1,626

Odefsey – U.S.	303	230	582	433
Odefsey – Europe	77	27	135	50
Odefsey – Other International	5	1	10	2
	385	258	727	485

Stribild – U.S.	144	225	277	451
Stribild – Europe	34	54	63	121
Stribild – Other International	9	14	21	30
	187	293	361	602

Truvada – U.S.	649	567	1,156	1,031
Truvada – Europe	86	184	183	373
Truvada – Other International	30	61	78	122
	765	812	1,417	1,526

Other HIV(1) – U.S.	11	7	20	21
Other HIV(1) – Europe	3	2	4	3
Other HIV(1) – Other International	5	2	8	2
	19	11	32	26

Revenue share – Symtuza – Europe(2)	13	—	20	—

Total HIV – U.S.	2,861	2,417	5,246	4,630
Total HIV – Europe	642	652	1,255	1,275
Total HIV – Other International	162	177	334	331
	3,665	3,246	6,835	6,236

July 25, 2018	13

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)
(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

AmBisome – U.S.	$14	$8	$31	$17
AmBisome – Europe	55	50	111	102
AmBisome – Other International	34	34	68	65
	103	92	210	184

Epclusa – U.S.	239	864	508	1,599
Epclusa – Europe	168	248	366	386
Epclusa – Other International	93	59	162	78
	500	1,171	1,036	2,063

Harvoni – U.S.	230	984	464	1,910
Harvoni – Europe	22	230	78	473
Harvoni – Other International	79	168	137	370
	331	1,382	679	2,753

Letairis – U.S.	244	230	448	441

Ranexa – U.S.	208	200	403	353

Vemlidy – U.S.	59	21	106	32
Vemlidy – Europe	3	1	6	1
Vemlidy – Other International	14	—	22	—
	76	22	134	33

Viread – U.S.	16	141	23	258
Viread – Europe	32	76	62	147
Viread – Other International	34	83	94	155
	82	300	179	560

Vosevi – U.S.	86	—	172	—
Vosevi – Europe	20	—	36	—
Vosevi – Other International	3	—	8	—
	109	—	216	—

Yescarta – U.S.	68	—	108	—

Zydelig – U.S.	17	19	31	34
Zydelig – Europe	22	16	40	35
Zydelig – Other International	—	—	1	1
	39	35	72	70

Other(3) – U.S.	27	98	56	158
Other(3) – Europe	41	126	56	246
Other(3) – Other International	47	144	109	326
	115	368	221	730

Total product sales – U.S.	4,069	4,982	7,596	9,432
Total product sales – Europe	1,005	1,399	2,010	2,665
Total product sales – Other International	466	665	935	1,326
	$5,540	$7,046	$10,541	$13,423

Notes:
(1) Includes Emtriva and Tybost
(2) Represents Gilead’s revenue from cobicistat (C), FTC and TAF in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen
(3) Includes Cayston, Hepsera and Sovaldi